EXHIBIT 10(ao)






                              January 6, 1994



Mr. Robert L. Dilenschneider
The Dilenschneider Group, Inc.
200 Park Avenue, 26th Floor
New York,  NY   10166


Dear Mr. Dilenschneider:

     The current investor relations agreement SafeCard has with you has a term of January 1, 1993 through December 31, 1993. As you know, we had hoped to have an investor relations person by now, but that has not occurred.

     SafeCard would like to extend the current agreement on a month-by-month basis under the same terms and conditions, however, either party may terminate at any time by giving written notice of cancellation of this agreement.

     If you concur with the above, please sign one copy of this letter and return it to me at your next convenience.


                              Sincerely,

                              /s/ Gerald R. Cahill

                              Gerald R. Cahill
                              Chief Operating Officer

GRC/ech

cc:  Paul Kahn
     Lynn Torrent


AGREED TO THIS 10 DAY OF JANUARY, 1994

/s/ Robert L. Dilenschneider
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Robert L. Dilenschneider